Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Wabash National Corporation (the “Company”), each hereby certifies that, to his knowledge, on July 29, 2026:
(a)    the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2026, filed on July 29, 2026 with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brent L. Yeagy
Brent L. Yeagy
President and Chief Executive Officer
July 29, 2026

/s/ Patrick Keslin
Patrick Keslin
Senior Vice President and Chief Financial Officer
July 29, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wabash National Corporation and will be retained by Wabash National Corporation and furnished to the Securities and Exchange Commission or its staff upon request.